UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	20-2939845
State of Other Jurisdiction of Incorporation	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class Common	Trading Symbol(s)	Name of each exchange on which registered
Stock, par value $0.00001 per share	AEYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2020, the Board of Directors appointed Marc Lehmann a director. Mr. Lehmann has also been appointed a member of the Audit Committee. There was no arrangement or understanding between Mr. Lehmann and any other person pursuant to which Mr. Lehmann was selected as a director. There has not been any transaction, since January 1, 2019, or any currently proposed transaction, in which AudioEye, Inc. was or is to be a participant and in which Mr. Lehmann had or will have a direct or indirect material interest. Compensation arrangements have not yet been determined.

Mr. Lehmann currently manages Flamingo Drive Partners, LLC and related entities.  In this capacity, Mr. Lehmann invests in many start-up, growing businesses and publicly traded stocks.  In addition, Flamingo Drive owns and operates real estate, primarily in South Florida.

Mr. Lehmann currently is a member of two public-company boards, Green Growth Brands, Inc., and Stable Road Acquisition Corp.

Prior to launching Flamingo Drive Partners LLC, Mr. Lehmann was the General Partner at Riverloft Capital Management, from 2011 to 2016. Mr. Lehmann was a Partner and Director of Research at JANA Partners, a hedge fund from 2002 to 2010.  Prior to JANA, he was an analyst at Appaloosa Management from 1999 to 2002.  During the majority of Mr. Lehmann’s career, he has been employed by or a partner in investment firms focused on public-market investments and deep research on special situations.   Mr. Lehmann regularly had roles on creditor committees in order to help distressed businesses restructure.

Prior to Appaloosa, Mr. Lehmann completed his Master of Business Administration at The Wharton School at the University of Pennsylvania. Mr. Lehmann also worked at SAC Capital and began his career in investment research as an analyst at Morgan Stanley and Lehman Brothers.

Mr. Lehmann has a Bachelor of Science in Finance and International Business from New York University, where he was awarded the NYU President’s Service Award for Community Service for founding the largest community service organization at NYU.

On July 15, 2020, Alexandre Zyngier resigned as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 20, 2020	AudioEye, Inc.
(Registrant)

	By	/s/ Heath Thompson
	Name:	Heath Thompson
	Tittle:	Chief Executive Officer